July 18, 1997


Commerce Group Corp.
6001 North 91st Street
Milwaukee, Wisconsin  53225

         Re:      Registration Statement on
                  Form S-3 ("Registration Statement")

Gentlemen:

                  You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 1,225,000 shares of common stock, par value $.10 ("Shares") including 25,000 Shares currently outstanding and 1,000,000 Shares issuable upon exercise of options, all as further described in the Registration Statement in the form filed today with the U.S. Securities and Exchange Commission.

        As your counsel, we have reviewed and examined:

        1.        The Certificate of Incorporation of the Corporation;

        2.        The Bylaws of the Corporation;

        3.        A copy of certain resolutions of the corporation;

        4.        The Registration Statement;

        5.        Lead Generation/Corporate Relations Agreement between the
Company and
                  Corporate Relations Group Inc.; and

        6. Such other matters as we have deemed relevant in order to form our opinion.

        In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.



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Commerce Group Corp.
July 18, 1997
Page -2-
        Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement (and as to Shares issuable upon exercise of options, if the options are exercised in accordance with their terms), will be legally issued, fully paid and nonassessable, provided that no less than par value is paid for any Shares.

        No opinion is expressed herein as to the application of state securities or Blue Sky laws.

        This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

        Notwithstanding the above, we consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND


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